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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the eObject, Inc. 2000 Stock Plan of our report dated February 1, 2000, with respect to the consolidated financial statements and schedule of SilverStream Software, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                              /s/ Ernst & Young LLP

Boston, Massachusetts
August 17, 2000